                                                                    EXHIBIT 23.1


                               REPORT ON SCHEDULE
                                       AND
                               CONSENT OF KPMG LLP



The audits referred to in our report dated January 26, 1999 included the related financial statement schedule as of December 31, 1998 and for each of the years in the three-year period ended December 31, 1998, included in the annual report on Form 10-K of Advanced Fibre Communications, Inc. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 333-44645 and 333-15651) on Form S-8 of Advanced Fibre Communications, Inc. of our reports dated January 26, 1999, relating to the consolidated balance sheets of Advanced Fibre Communications, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which reports appear, or are incorporated by reference, in the December 31, 1998 annual report on Form 10-K of Advanced Fibre Communications, Inc.


                                             KPMG LLP



San Francisco, California
March 24, 1999

                       ADVANCED FIBRE COMMUNICATIONS, INC.
                        SCHEDULE II - VALUATION ACCOUNTS
                                 (in thousands)


                                                              ADDITIONS
                                                     --------------------------
                                     BALANCE AT       CHARGED TO      CHARGED       DEDUCTIONS        BALANCE AT
                                    BEGINNING OF      COSTS AND       TO OTHER         FROM             END OF
ALLOWANCE FOR UNCOLLECTIBLES          PERIOD          EXPENSES        ACCOUNTS       ALLOWANCE          PERIOD
-----------------------------       ------------     -----------     ----------     -----------       -----------
Year ending December 31, 1997          $   --           2,729              --              --           $2,729
Year ending December 31, 1998           2,729           3,658              --          (1,061)           5,326

                                                             ADDITIONS
                                                    ----------------------------
                                      BALANCE AT     CHARGED TO      CHARGED TO      DEDUCTIONS       BALANCE AT
                                      BEGINNING       COSTS AND        OTHER           FROM             END OF
RESERVE FOR INVENTORY                 OF PERIOD       EXPENSES        ACCOUNTS        RESERVE           PERIOD
-----------------------------        -----------    ------------    ------------    -----------      -------------
Year ending December 31, 1996          $  732             434              --            (552)          $  614
Year ending December 31, 1997             614           1,971              --          (1,185)           1,400
Year ending December 31, 1998           1,400           4,949              --          (1,398)           4,951


                                                             ADDITIONS
                                                    ----------------------------
                                      BALANCE AT      CHARGED TO       CHARGED       DEDUCTIONS        BALANCE AT
                                      BEGINNING       COSTS AND       TO OTHER         FROM             END OF
WARRANTY RESERVE                      OF PERIOD       EXPENSES        ACCOUNTS        RESERVE           PERIOD
-----------------------------        -----------    ------------    ------------    -----------      -------------
Year ending December 31, 1996          $  852           4,465              --          (2,766)          $2,551
Year ending December 31, 1997           2,551           9,171              --          (6,793)           4,929
Year ending December 31, 1998           4,929          11,504              --          (9,870)           6,563